                                                                    EXHIBIT 21.1

                                 PUBLICARD, INC
                            AND SUBSIDIARY COMPANIES

                              LIST OF SUBSIDIARIES




                                                        STATE OF JURISDICTION
SUBSIDIARY                                                OF INCORPORATION
----------                                              ---------------------


Amazing! Smart Card Technologies, Inc.                        California
Blackwold, Inc.                                               Delaware
Boxsterview, Inc.                                             Delaware
Continental Distilling Corporation                            Delaware
Darkrats, Inc.                                                Delaware
Fentronics, Inc.                                              Delaware
Greystone Peripherals, Inc.                                   California
Hanten Acquisition Co.                                        Delaware
Infineer, Inc.                                                Florida
Infineer Ltd.                                                 Northern Ireland
Kidde Systems, Inc.                                           Delaware
LTA Disposition Corporation                                   Delaware
Nevco Housewares, Inc.                                        Delaware
Orr-Schelen-Mayeron & Associates, Inc.                        Minnesota
Publicker Chemical Corporation                                Louisiana
Publicker Gasohol, Inc.                                       Delaware
Publicker, Inc.                                               Delaware
Redwold, Inc.                                                 Delaware
Rouglas-Dandall, Inc.                                         Delaware
Sagrocry, Inc.                                                Pennsylvania